EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact:

Andrew D. Demott, Jr.		Hala Elsherbini, Halliburton Investor Relations
COO, CFO & Treasurer	OR	(972) 458-8000
(727) 803-7135

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS FIRST QUARTER

OPERATING RESULTS

●	Net sales increase 25.1 percent
●	Net sales increase 16.9 percent excluding net sales from BAMKO
●	EPS (Diluted) increases over 7.1 percent
●	EPS (Diluted) increases over 35.7 percent, excluding $0.9 million in pre-tax BAMKO acquisition related expenses

SEMINOLE, Florida – April 28, 2016 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the first quarter ended March 31, 2016, net sales increased 25.1 percent to $58.0 million compared with 2015 first quarter net sales of $46.3 million. Net income for the 2016 first quarter was $2.3 million, or $0.15 per diluted share, compared with $2.0 million, or $0.14 per diluted share, reported for the quarter ended March 31, 2015. Net income for the quarter ended March 31, 2016 was reduced by pre-tax expenses, related to the BAMKO acquisition, of approximately $0.9 million. After taxes, these expenses reduced diluted earnings per share approximately $0.04.

Michael Benstock, Chief Executive Officer, commented, “We are very pleased to report our 14th consecutive quarterly sales increase, with net sales up 25.1 percent in the first quarter of 2016. BAMKO contributed net sales of $3.8 million in the first quarter from the March 1, 2016 effective date of the acquisition. Net sales increased by 16.9 percent excluding the impact of BAMKO. Our income for the quarter was reduced by approximately $0.9 million in pre-tax acquisition related expenses. Excluding the impact of these expenses, BAMKO contributed $0.1 million of pre-tax earnings in the current quarter.

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“Exclusive of the acquisition of BAMKO, our Uniforms and Related Products segment continued its sales momentum with net sales increasing by 15.7 percent in the first quarter of 2016 in comparison with the same period in 2015.

“The transition for BAMKO is proceeding very well at this point. They are experiencing positive sales momentum. Their net sales for the full first quarter, including the two months prior to the acquisition, were approximately $10.4 million in 2016 as compared to $7.1 million in the prior year first quarter.

“We also continue to see significant growth in our Remote Staffing Solutions segment, with an increase in net sales to outside customers of approximately 36.2 percent in the first quarter of 2016 as compared to the same period of 2015.

“Our strong financial position allows us to take advantage of opportunities like the BAMKO acquisition as they arise without constraining our ability to invest in the future of our other businesses. We will continue to seek accretive acquisitions in the future to supplement our continued growth.”

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, April 28, 2016 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on May 5, 2016. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10084213 for all replay access.

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About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and

HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Three Months Ended March 31,
(Unaudited)

	2016	2015

Net sales	$57,968,000	$46,347,000

Costs and expenses:
Cost of goods sold	37,947,000	30,551,000
Selling and administrative expenses	16,463,000	12,437,000
Interest expense	148,000	136,000
	54,558,000	43,124,000

Income before taxes on income	3,410,000	3,223,000
Income tax expense	1,150,000	1,180,000

Net income	$2,260,000	$2,043,000

Weighted average number of shares outstanding during the period
(Basic)	13,927,063	13,584,922
(Diluted)	14,668,658	14,548,084
Per Share Data:
Basic
Net income	$0.16	$0.15
Diluted
Net income	$0.15	$0.14

Cash dividends per common share	$0.0825	$0.075

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,
	2016	December 31,
	(Unaudited)	2015
CURRENT ASSETS:
Cash and cash equivalents	$2,289,000	$1,036,000
Accounts receivable, less allowance for doubtful accounts of $1,060,000 and $848,000, respectively	38,554,000	29,914,000
Accounts receivable - other	3,305,000	3,262,000
Prepaid expenses and other current assets	9,625,000	6,214,000
Inventories*	62,810,000	63,573,000
TOTAL CURRENT ASSETS	116,583,000	103,999,000

PROPERTY, PLANT AND EQUIPMENT, NET	24,874,000	22,524,000
OTHER INTANGIBLE ASSETS, NET	25,035,000	14,222,000
GOODWILL	11,408,000	4,135,000
DEFERRED INCOME TAXES	5,218,000	4,980,000
OTHER ASSETS	2,320,000	1,871,000
	$185,438,000	$151,731,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,324,000	$11,775,000
Other current liabilities	6,794,000	8,307,000
Current portion of long-term debt	6,429,000	2,750,000
Current portion of acquisition-related contigent liabilities	-	1,787,000
TOTAL CURRENT LIABILITIES	24,547,000	24,619,000

LONG-TERM DEBT, net of issuance costs	41,634,000	21,131,000
LONG-TERM PENSION LIABILITY	8,889,000	8,925,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	9,284,000	3,866,000
OTHER LONG-TERM LIABILITIES	520,000	500,000
TOTAL SHAREHOLDERS' EQUITY	100,564,000	92,690,000
	$185,438,000	$151,731,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31,
(Unaudited)

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,260,000	$2,043,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,103,000	953,000
Provision for bad debts - accounts receivable	67,000	59,000
Share-based compensation expense	831,000	824,000
Deferred income tax provision	(479,000)	62,000
Loss on sales of property, plant and equipment	-	12,000
Accretion of acquisition-related contingent liability	35,000	33,000

Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(3,650,000)	804,000
Accounts receivable - other	(43,000)	(435,000)
Inventories	1,001,000	(1,639,000)
Prepaid expenses and other current assets	(184,000)	(2,230,000)
Other assets	(281,000)	(2,000)
Accounts payable	(1,833,000)	1,142,000
Other current liabilities	(2,245,000)	(2,887,000)
Long-term pension liability	485,000	127,000
Other long-term liabilities	20,000	20,000
Net cash used in operating activities	(2,913,000)	(1,114,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,707,000)	(906,000)
Acquisition of business, net of acquired cash	(15,252,000)	-
Net cash used in investing activities	(17,959,000)	(906,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	74,363,000	13,220,000
Repayment of long-term debt	(50,250,000)	(10,255,000)
Payment of cash dividends	(1,133,000)	(1,000,000)
Payment of contingent liability	(1,800,000)	-
Proceeds received on exercise of stock options	322,000	356,000
Excess tax benefit from equity-related transactions	593,000	132,000

Net cash provided by financing activities	22,095,000	2,453,000

Effect of currency exchange rates on cash	30,000	-

Net increase in cash and cash equivalents	1,253,000	433,000

Cash and cash equivalents balance, beginning of year	1,036,000	4,586,000

Cash and cash equivalents balance, end of period	$2,289,000	$5,019,000

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